UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 28, 2015

PATTERN ENERGY GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36087	90-0893251
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Pier 1, Bay 3

San Francisco, CA 94111

(Address and zip code of principal executive offices)

(415) 283-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On August 3, 2015, Pattern Energy issued a press release. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) is being “furnished” and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing. The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 8.01 Other Events.

On July 28, 2015, a subsidiary of Pattern Energy Group Inc. (“Pattern Energy” or the “Company”) consummated a Purchase Agreement (the “Gulf PEG LP PSA”) with an affiliate of Pattern Energy Group LP (“PEG LP Seller”), a Delaware limited partnership, pursuant to which Pattern Energy purchased (the “PEG LP Closing”) from PEG LP Seller, PEG LP Seller’s 40% of the Class B units (the “Retained Interest”) in Pattern Gulf Wind Holdings LLC (“Gulf Wind Holdings”), a Delaware limited liability company, which owns 100% of the membership interests in Pattern Gulf Wind LLC, a Delaware limited liability company that owns and operates a 283 MW wind energy project in Kenedy County, Texas.

The acquisition of the Retained Interest in Gulf Wind Holdings was for aggregate consideration of $13 million.

The Gulf PEG LP PSA was recommended by the Conflicts Committee, which is comprised solely of independent directors, for approval by Pattern Energy’s Board of Directors, and approved by the Board of Directors.

Concurrently with the PEG LP Closing, Pattern Energy closed its purchase of the membership interest in the project held by MetLife Capital, Limited Partnership (the “MetLife Closing”) for a cash purchase price of approximately $72.8 million. As a result of the PEG LP Closing and the MetLife Closing, Pattern Energy owns 100% of the membership interests in the Gulf Wind project. Pattern Energy prepaid 100% of the outstanding balance of the Gulf Wind project’s term loan shortly after the closings.

Item 9.01 Financial Statements and Exhibits.

d. Exhibits

Exhibit Number	Description

99.1	Press release issued by Pattern Energy Group Inc. dated August 3, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Pattern Energy Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 3, 2015

PATTERN ENERGY GROUP INC.

By:	/s/ Kim H. Liou
	Name:	Kim H. Liou
	Title:	Secretary